                                                                 EXHIBIT 10.2(b)


                       GUARANTY AND SURETYSHIP AGREEMENT
                       ---------------------------------


          THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of the 10th day of April, 1997, made by THE BON-TON STORES, INC., a Pennsylvania corporation ("Guarantor"), to BT (PA) QRS 12-25, INC., a Pennsylvania corporation ("Landlord").


                             W I T N E S S E T H :
                             ---------------------


          WHEREAS, Landlord, as lessor, has entered into a Lease Agreement of even date herewith (the "Lease"), in which Landlord leased to THE BON-TON DEPARTMENT STORES, INC., a Pennsylvania corporation ("Tenant"), certain premises situate in Allentown, Pennsylvania and in Johnstown, Pennsylvania (collectively, the "Leased Premises");

          WHEREAS, all of the issued and outstanding stock of Tenant is owned by The Bon-Ton Corp., and all of the issued and outstanding stock of The Bon-Ton Corp. is owned by Guarantor; and

          WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantor expects to derive financial benefit from the Lease.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:


                                   ARTICLE I

                                   GUARANTEE
                                   ---------

          1.01.  Guaranteed Obligations.  Guarantor hereby absolutely
                 -----------------------
unconditionally and irrevocably guarantees to and becomes surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the "Guaranteed Obligations"):

          (a) the full and timely payment of all Rent (as defined in the Lease) and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, including without limitation the Seller/Lessee's Certificate of even date therewith in favor of Landlord (collectively, the "Monetary Obligations"); and

          (b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease to be observed, performed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the "Performance Obligations"), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, immediately upon demand, pay the same to Landlord. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantor shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantor in writing.

          1.02.  Guarantee Unconditional.  The obligations of Guarantor
                 -----------------------
hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:

          (a) any amendment, modification, extension, renewal or supplement to the Lease or any termination of the Lease or any interest therein;

          (b) any assumption by any party of Tenant's or any other party's obligations under, or Tenant's or any other Party's assignment of any of its interest in, the Lease; provided, however, if, in the event of an assignment of the Lease Tenant is released pursuant to the terms of Paragraph 21(c) of the Lease, Guarantor shall likewise be released from all of its obligations under this Guaranty which arise after such assignment, except that the guaranty of Tenant's Surviving Obligations (as defined in the Lease) shall survive.

          (c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

          (d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

          (e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

          (f) the genuineness, invalidity or unenforceability of all or any portion or provision of the Lease;

          (g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

          (h) the release or discharge of, or accord and satisfaction with, Tenant or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

          (i) the failure of Landlord to keep Guarantor advised of Tenant's financial condition, regardless of the existence of any duty to do so;

          (j) any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan (as defined in the Lease);

          (k)  any present or future law or order of any government (de jure or
                                                                     -------
     de facto) or of any agency thereof purporting to reduce, amend or otherwise
     --------
     affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

          (l) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

          (m) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

          (n) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant's assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity;

          (o) Tenant's failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or

          (p) any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety.

all of which may given or done without notice to, or consent of, Guarantor.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.

          1.03.  Disaffirmance of Lease.  Guarantor agrees that, in the event of
                 ----------------------
rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

          1.04.  No Notice or Duty to Exhaust Remedies.  Guarantor hereby waives
                 -------------------------------------
notice of any default in the payment or
non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

          Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

          Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord, any and all causes or action which arise prior to or after any suit is commenced hereunder may be included in such suit.

          1.05.  Subrogation.  Notwithstanding any payments made or obligations
                 -----------
performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), for so long as any subsidiary or affiliate of Guarantor is the tenant under the Lease, Guarantor hereby irrevocably waives and releases any and all rights it may have at any time, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a "creditor" under the United States Bankruptcy Code of Tenant or any other person or entity. If any payment shall be paid to

Guarantor on account of any subrogation rights, each and every amount so paid shall immediately be paid to Landlord to be credited and applied upon any of the Guaranteed Liabilities, whether or not then due and payable. Every claim or demand which Guarantor may have against Tenant shall be fully subordinate to all Guaranteed Obligations.


                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

          2.01.  Representations and Warranties.  The representations and
                 ------------------------------
warranties made by Guarantor in that certain Guarantor's Certificate of even date herewith made by Guarantor in favor of Landlord are hereby incorporated by reference herein (with all related definitions). Guarantor hereby represents and warrants to Landlord as provided therein.

          2.02.  Financial Statements; Books and Records.
                 ---------------------------------------

          (a) Guarantor shall keep adequate records and books of account with respect to the finances and business of Guarantor generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit
                             ----
     Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Guarantor, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Guarantor, at such reasonable times as may be requested by Landlord. Upon the request of Landlord (either telephonically or in writing), Guarantor shall provide Landlord with copies of any information to which Landlord would be entitled in the course of a personal visit.

          (b) Guarantor shall deliver to Landlord and to Lender within ninety
     (90) days of the close of each fiscal year of Guarantor, annual audited financial statements of Guarantor prepared by nationally recognized independent certified public accountants. Guarantor shall also furnish to Landlord within sixty (60) days after the end of each of the three remaining fiscal quarters unaudited financial statements and all other quarterly reports of Guarantor, certified by Guarantor's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Guarantor shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Guarantor, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Guarantor has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Guarantor has fulfilled all of its obligations under this Guaranty which are required to be fulfilled on or prior to the date of such affidavit.

          2.03.  Notice of Certain Events.  Promptly upon becoming aware
                 ------------------------
thereof, Guarantor shall give Landlord notice of (i) the commencement, existence or threat of any proceeding by or before any duly constituted governmental authority or agency against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations or condition, financial or otherwise, of Guarantor.

          2.04.  Estoppel Certificates.  Guarantor shall, at any time upon not
                 ---------------------
less than fifteen (15) days' prior written request by Landlord or Lender, deliver to the party requesting the same a statement in writing, executed by the president or a vice president of Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force and effect,
(ii) that Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, (iv) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor before any court, arbiter or administrative agency which, if adversely decided, could have a material adverse effect on the business, operations or conditions, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder and (v) such other matters as Landlord or Lender may reasonably request.

          2.05.  Financial Covenants.  Guarantor hereby covenants and agrees to
                 -------------------
comply and to the extent applicable, to cause each Tenant to comply with all of the covenants and agreements described in Exhibit A attached hereto and made a part hereof.

                                  ARTICLE III

                               EVENTS OF DEFAULT
                               -----------------

          3.01.  Events of Default.  The occurrence of any one or more of the
                 -----------------
following shall constitute an "Event of Default" under this Guaranty:

          (a) a failure by Guarantor to make any payment of any Monetary Obligation, regardless of the reason for such failure, within five (5) days after demand therefore;

          (b) a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01, which failure, violation or breach is not cured within twenty (20) days after notice thereof is given to Guarantor;

          (c) any representation or warranty made by Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect, now or hereafter, in any material respect;

          (d) a default beyond any applicable cure period by Guarantor in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any person to cause, such obligation to become due prior to its stated maturity;

          (e) a default by Guarantor beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any leases (excluding the Lease) with rental obligations over the terms thereof of $5,000,000 or more in the aggregate, if the Landlord under any such lease or leases commences to exercise its remedies thereunder;

          (f) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

          (g) Guarantor shall breach any of the covenants and agreements described in Exhibit A attached hereto;

          (h) Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

          (i) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered; or

          (j) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.


                                   ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          4.01.  Effect Of Bankruptcy Proceedings.  This Guaranty shall continue
                 --------------------------------
to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default (as defined in the Lease) at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

          4.02.  Further Assurances.  From time to time upon the request of
                 ------------------
Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

          4.03.  Amendments, Waivers, Etc.  This Guaranty cannot be amended,
                 ------------------------
modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

          4.04.  No Implied Waiver; Cumulative Remedies.  No course of dealing
                 --------------------------------------
and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

          4.05.  Notices.  All notices, requests, demands, directions and other
                 -------
communications (collectively "notices") under the provisions of this Guaranty shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease, and, if to Guarantor, at 2801
E. Market Street, York, Pennsylvania 17405, Attn: Chief Financial Officer with a copy to Guarantor, at 2801 E. Market Street, York, Pennsylvania 17405, Attn:
Corporate Counsel, or in accordance with the last unrevoked written direction from such party to the other party.

          4.06.  Expenses.  Guarantor agrees to pay or cause to be paid and to
                 --------
save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder or by Tenant of any of its obligations under the Lease.

          4.07.  Survival.  All obligations of Guarantor to indemnify Landlord
                 --------
shall survive the payment and performance in full of the Guaranteed Obligations.

          4.08.  Severability.  If any term or provision of this Guaranty or the
                 ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          4.09.  Governing Law.  This Guaranty shall be governed by, and
                 -------------
construed in accordance with, the laws of the Commonwealth of Pennsylvania.

          4.10.  Successors and Assigns.  This Guaranty shall bind Guarantor and
                 ----------------------
its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

          4.11.  Incorporation of Recitals.  The recitals set forth on page 1 of
                 -------------------------
this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth.

          4.12.  Rights of Lender.  Guarantor acknowledges that the rights of
                 ----------------
Landlord under this Guaranty may be assigned to any Lender (as defined in the Lease) and any such Lender shall have all of the rights and benefits of Landlord hereunder.

          IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.


ATTEST:                             THE BON-TON STORES, INC.



By: /s/ Robert E. Stern             By:  /s/ H. Stephen Evans
   ------------------------         ----------------------------

Title: Secretary                    Title: Senior Vice President

  [Corporate Seal]

                                                                       EXHIBIT A

                              FINANCIAL COVENANTS
                              -------------------


      1.  Corporate Existence; Sale of Assets.  Guarantor shall maintain
          -----------------------------------
its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Guarantor shall, and shall cause of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Tenant and its Subsidiaries taken as a whole.

      2.  Consolidated Net Worth.  Consolidated Net Worth shall not as of the
          ----------------------
end of each fiscal quarter of Guarantor that ends on and after January 31, 1997 be less than $85,000,000.

      3.  Definitions.  For the purpose of this Exhibit "A" the
          -----------
following terms shall have the following meanings:

          "Closing Date" shall mean April 10, 1997.

          "Consolidated Net Worth" shall mean, at any date, the net worth of Guarantor and its consolidated Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

          "Person" shall mean an individual, partnership, association, corporation or other entity.

          "Subsidiary" of any Person means a corporation a majority of the voting stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.